SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

MECHANICAL TECHNOLOGY, INCORPORATED

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MECHANICAL TECHNOLOGY, INCORPORATED
431 NEW KARNER ROAD
ALBANY, NEW YORK 12205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mechanical Technology, Incorporated:

     NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Mechanical Technology, Incorporated, a New York corporation (the “Company”), will be held on Thursday, June 18, 2009, at 10:00 a.m., local time, at the Company’s corporate headquarters located at 431 New Karner Road, Albany, New York 12205, for the purpose of considering and voting upon:

1.	the election of one Director to hold office until the Company’s 2012 Annual Meeting of Stockholders and until such Director’s successor is duly elected and qualified; and

2.	such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 20, 2009 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company’s common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has approved the proposal and recommends that you vote in favor of the proposal for the election of the nominee as a Director of the Company as described in the accompanying proxy statement, and for any such other matters as may be submitted to you for a vote at the meeting.

     Your participation in the Company’s affairs is important regardless of the number of shares you hold. To ensure your representation at the Annual Meeting, the Company urges you to mark, sign, date and return the enclosed proxy card promptly, even if you anticipate attending in person. If you attend the Annual Meeting, you will, of course, be entitled to vote in person.

     In the event that there are insufficient shares to be voted in favor of the foregoing proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

/s/ PENG K. LIM	/s/ DAVID P. WALDEK
Peng K. Lim	David P. Waldek
Chief Executive Officer	Secretary

Albany, New York
April 28, 2009

Your vote is important. Whether or not you intend to be present at the meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2009: The proxy statement and annual report to stockholders are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15895

MECHANICAL TECHNOLOGY, INCORPORATED
431 NEW KARNER ROAD
ALBANY, NEW YORK 12205

PROXY STATEMENT

     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies, by the Board of Directors (the “Board”) of Mechanical Technology, Incorporated, a New York corporation (referred to in this proxy as the “Company”, “we”, “us” or “MTI”), to be voted at the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 18, 2009 at 10:00 a.m., local time, at the Company’s corporate headquarters located at 431 New Karner Road, Albany, New York 12205.

Record Date and Voting Securities

     The Notice of Annual Meeting, Proxy Statement and proxy card (the “Proxy Card”) are first being mailed to stockholders of the Company on or about May 11, 2009 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on April 20, 2009 as the date of record (the “Record Date”) for the determination of stockholders entitled to notice of, and entitled to vote at, the Annual Meeting. Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 4,771,658 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 530 stockholders of record. However, we believe that a significant number of shares are held by brokers under a “nominee name” and that the number of beneficial stockholders of our Common Stock exceeds 11,000. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted at the Annual Meeting.

Proxies

     The Board is soliciting a proxy in the form accompanying this Proxy Statement for use at the Annual Meeting, and will not vote such proxy at any other meeting. Peng K. Lim and Rick Jones, or each acting individually, are the persons named as proxies on the Proxy Card accompanying this Proxy Statement, who have been selected by the Board to serve in such capacity. Mr. Lim is a member of the Board and Chief Executive Officer of the Company and Rick Jones is the Senior Director of Finance and Operations of MTI Instruments Inc. and Assistant Secretary of the Company.

Voting of Proxies

     Because many of our stockholders are unable to attend the Annual Meeting, the Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, as set forth in this Proxy Statement. Stockholders are urged to read the material in this Proxy Statement carefully, specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card and then sign, date, and return the card in the enclosed, stamped envelope.

     Each proxy that is (a) executed properly; (b) received by us prior to or at the Annual Meeting; and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the proxy and otherwise, in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board contained in this Proxy Statement.

     Our Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Revocation of Proxies

     Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when our Secretary receives either (i) an instrument revoking the proxy; or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

     Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

Quorum and Method of Tabulation

     The presence, in person or by proxy, of thirty-three and one-third percent (33 1/3%) of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes is necessary to elect the nominee as a Director of MTI, as set forth in Proposal No. 1.

     One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as “un-voted” for purposes of determining the approval of any matter submitted to stockholders for a vote. Therefore, abstentions will be the equivalent of “un-voted” for purposes of determining the approval of any matter submitted for a stockholder vote.

     Many of our shares of Common Stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine stockholder matters, such as the election of directors or ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as “un-voted” for purposes of determining the approval of such matter submitted to the stockholders for a vote.

Householding of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 431 New Karner Road, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 533-2200. Any stockholder who would like to receive separate copies of the Proxy Statement and/or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

     We do not anticipate engaging a paid proxy solicitor to assist with the solicitation of proxies for the Annual Meeting. In addition to solicitation by mailing of this Proxy Statement, our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile or email. We have retained Broadridge Financial Solutions, Inc. to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation will materially exceed those normally expended for a proxy solicitation for routine matters to be voted on at an annual meeting of our stockholders.

Proposal No. 1

ELECTION OF DIRECTORS

     We currently have five Directors of the Board. At the Annual Meeting, one Director is to be elected to hold office until the expiration of his term and until a qualified successor shall be elected, respectively. The Directors serve staggered terms.

     Listed below is the Director nominated for election at the Annual Meeting.

Name	Position with the Company	Age	Director Since	Terms Expiring
William P. Phelan	Director	52	2004	2012

     The Board has nominated William P. Phelan to serve a three-year term, expiring in 2012. William P. Phelan is completing the final year of his three-year term, expiring on June 18, 2009. Peng K. Lim and Dr. Walter L. Robb are each beginning the third year of their three-year terms, expiring in 2010, and Thomas J. Marusak and E. Dennis O’Connor are each beginning their second year of their three-year terms, expiring in 2011.

Vote Required for Approval

     The affirmative vote of the plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required to elect the nominated Director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF THE NOMINEE LISTED ABOVE AS A DIRECTOR OF THE COMPANY.

Information about Our Directors

     Set forth below is certain information regarding the Directors of the Company, including those who have been nominated for election at the Annual Meeting.

Name	Age	Director Since
Term Expiring 2009
William P. Phelan (1)(2)	52	2004
Terms Expiring 2010
Peng K. Lim	46	2006
Dr. Walter L. Robb	80	1997
Terms Expiring 2011
Thomas J. Marusak (1) (2)	58	2004
E. Dennis O’Connor (1)(2)	69	1993
____________________

(1)	Member of the Audit Committee

(2)	Member of the Governance, Compensation, and Nominating Committee

     Messrs. Marusak, O’Connor, and Phelan are “independent directors”, as defined by the listing standards of The Nasdaq Stock Market Inc. and the Securities and Exchange Commission, or SEC.

     Peng K. Lim has served as our Chief Executive Officer since December 2006 and, since May 2006, the President and Chief Executive Officer of MTI MicroFuel Cells, Inc., or MTI Micro, a Delaware corporation and our majority owned subsidiary. From July 2005 to April 2006, Mr. Lim served on numerous boards of private and public companies. From 2001 to 2005, Mr. Lim served as the President and Chief Executive Officer of Tapwave, Inc., a handheld and entertainment platform company. Mr. Lim served as Vice President, Worldwide Product Development of Palm, Inc., a handheld and wireless computer company, from April 1999 until May 2001. Mr. Lim served as Vice President of Engineering of Fujitsu Personal Systems, a pen-based and wireless computer company and a wholly-owned subsidiary of Fujitsu Limited, from June 1997 until March 1999. From July 1996 to June 1997, Mr. Lim was an Engineering Platform Director for Texas Instruments, a semiconductor company. Mr. Lim holds a B.S. and an M.S. in Electrical Engineering from University of Windsor (Ontario, Canada) and a Master of Engineering Management from Northwestern University. Mr. Lim is an alumnus of the Stanford Executive Program for Growing Companies at Stanford University.

     Thomas J. Marusak has served as a director since December 2004. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, an internationally recognized manufacturer of window blinds and specialty shades. Mr. Marusak served with New York’s Capital Region Center for Economic Growth as Chairman of the Technology Council from June 2001 to July 2004 and Chairman of the Board of Directors from July 2004 until December 2005. Mr. Marusak has served as a director for the New York State Energy and Development Authority since September 1999. Mr. Marusak also represented the interests of small- and medium- sized manufacturing businesses of New York as a delegate at the White House in 1995. He was previously a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004, and served on the Advisory Boards of Dynabil Industries Inc. and Clough Harbour Associates Technology Services Company of Albany from 2000 through 2005. Mr. Marusak received a B.S. in Engineering from Pennsylvania State University, and an M.S. in Engineering from Stanford University.

     E. Dennis O’Connor has served as a director since 1993, and is a retired attorney specializing in intellectual property. From 1984 until his retirement in June 2000, Mr. O’Connor served as the Director of New Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family. Mr. O’Connor holds a J.D. from George Washington University and a B.S. in Mechanical Engineering from Notre Dame University.

     William P. Phelan has served as a director since December 2004. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2006, which focuses on the development of online commerce for software. Since May 2004, Mr. Phelan has acted as Chairman and CEO of Chatham Capital Management, Inc. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004. OneMade, Inc. was sold to America Online in May 2003. Mr. Phelan also serves on the Board of Trustees, and Chairman of the Audit Committee, of the Paradigm mutual fund family. In addition, Mr. Phelan served as a member of the Board of Directors of Florists’ Transworld Delivery, the largest floral services organization in the world, from January 1995 through December 1999. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, and UHY Advisors Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College, an M.S. in Taxation from City College of New York, and is a Certified Public Accountant.

     Dr. Walter L. Robb has served as a director since 1997. Dr. Robb has served as President of Vantage Management, Inc., a management consulting company, since 1993. Prior to that time, Dr. Robb served in various executive positions with General Electric Company. Dr. Robb served as Senior Vice President for Corporate Research and Development with General Electric from 1986 until his retirement in December 1992, directing the General Electric Research and Development Center, one of the world’s largest and most diversified industrial laboratories, while also serving on its Corporate Executive Council. Dr. Robb served on the Board of Directors of Plug Power Inc., from 1997 through October 2002, and currently serves on the board of directors of Celgene Corporation, a publicly held integrated biopharmaceutical company, and a number of privately held companies.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board held twenty-three meetings during 2008. All Directors attended at least 83% of all of the Board and Committee meetings that they were eligible to attend during 2008. The Board has no formal policy regarding attendance at the Annual Meeting; however, Directors are encouraged, but not required, to attend any meetings of our stockholders. All of our current Directors attended the 2008 Annual Meeting of Stockholders.

     The Board has established an Audit Committee and a Governance, Compensation, and Nominating Committee.

Audit Committee

     The Audit Committee consists of Mr. Phelan (Chairman), Mr. O’Connor and Mr. Marusak. The Board has determined that the current members of the Audit Committee are independent directors under the Nasdaq audit committee structure and membership requirements.

     The Audit Committee met five times during 2008, and each member attended at least 90% of the meetings during the period in which such person served on the Audit Committee, except for Mr. Marusak who was appointed to the audit committee in September 2008. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of the Company and is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Committee, among other matters, is responsible for the annual appointment of the independent registered public accountants as MTI’s auditors, and reviews the arrangements for and the results of the auditors’ examination of our books and records, auditors’ compensation, internal accounting control procedures, and activities. The Audit Committee also reviews our accounting policies, control systems and compliance activities and reviews the charter of the Audit Committee.

Governance, Compensation and Nominating Committee

     Our Board adopted a Governance, Compensation and Nominating Committee charter, which is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Governance, Compensation and Nominating Committee consists of Mr. O’Connor (Chairman), Mr. Marusak and Mr. Phelan, who are all “independent directors” as defined under Rule 4200(a)(15) of The Nasdaq Stock Market Inc. Marketplace Rules. Mr. O’Connor is Chairman of the Governance, Compensation, and Nominating Committee.

     The role of the Governance, Compensation and Nominating Committee is to assist the Board by 1) identifying, evaluating and recommending the nomination of Board members; 2) setting the compensation for our Chief Executive Officer and other senior executives; 3) establishing bonus and option pool amounts for other employees and performing other compensation oversight; 4) establishing Director compensation; 5) selecting and recommending Director candidates to the Board; 6) recommending improved governance of the Company to the Board; and 7) assisting the Board with other assigned tasks as needed.

     In appraising potential Director candidates, the Governance, Compensation and Nominating Committee focuses on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity and sensitivity to current business and corporate governance trends and legal requirements and that candidates meet the director independence standard of The Nasdaq Global Market System. The Governance, Compensation and Nominating Committee has adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders are evaluated in the same manner as other potential candidates. A stockholder wishing to submit such a recommendation should forward it in writing to our Secretary at 431 New Karner Road, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party should be identified as a stockholder and should provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

     The Governance, Compensation and Nominating Committee administers our executive compensation programs. This Committee is responsible for establishing the policies that govern base salaries, as well as short and long-term incentives for senior management. Within prescribed option grant ranges and vesting provisions, the Committee has delegated to our Chief Executive Officer and Chief Financial Officer authority to award stock option grants to non-executive personnel upon commencement of employment with us. The Committee considers recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation. The Governance, Compensation and Nominating Committee met five times during 2008.

Governance, Compensation and Nominating Committee Interlocks And Insider Participation

     In 2008, the Governance, Compensation and Nominating Committee consisted of Mr. O’Connor, Mr. Marusak and Mr. Phelan, none of whom are employees of MTI. For information concerning the committee members’ relationship to us, see “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions.”

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is currently composed of three directors, each of whom is an “independent director” as defined under Rule 4200 (a)(15) of The Nasdaq Stock Market Inc. Marketplace Rules and the applicable rules of the SEC. In addition, the Board has made a determination that Mr. Phelan qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act of 1934 (the “Exchange Act”). Mr. Phelan’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

     In accordance with the Committee’s charter, available on our website at www.mechtech.com, our management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. Our independent registered public accountants, PricewaterhouseCoopers LLP (“PwC”), report directly to the Audit Committee and are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The Audit Committee, among other matters, is responsible for appointing our independent registered public accountants, evaluating such independent registered public accountants’ qualifications, independence and performance, determining the compensation for such independent auditor, and pre-approval of all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of our accounting and financial reporting processes and audits of our financial statements including the work of the independent auditor. The Audit Committee reports to the Board with regard to:

  the scope of the annual audit;

  fees to be paid to the independent registered public accountants;

  the performance of our independent registered public accountants;

  compliance with accounting and financial policies and financial statement presentation; and

  the procedures and policies relative to the adequacy of internal accounting controls.

     The Audit Committee reviewed and discussed with our management and PwC MTI’s 2008 quarterly consolidated financial statements and 2008 annual consolidated financial statements, including, management’s assessment of the effectiveness of our internal control over financial reporting. Our management has represented to the Audit Committee that MTI’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     Additionally, the Audit Committee has discussed with PwC any matters required to be discussed under American Institute of Certified Public Accountants Auditing Standard Section 380, The Auditor's Communication With Those Charged With Governance, which include, among other items, matters related to the conduct of the audit of our annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of our annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that PwC discussed with management, the ramifications of using such alternative treatments and other written communications between PwC and management.

     PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with PwC that firm’s independence. The Audit Committee has also concluded that PwC’s performance of non-audit services is compatible with PwC’s independence.

     The Audit Committee also discussed with PwC their overall scope and plans for its audit and has met with PwC, with and without management present, to discuss the results of its audit and the overall quality of our financial reporting. The Audit Committee also discussed with PwC whether there were any audit problems or difficulties, and management’s response.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008. This report is provided by the following independent directors, who constitute the Committee.

Audit Committee:

Mr. William P. Phelan (Chairman)
Mr. E. Dennis O’Connor
Mr. Thomas J. Marusak

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     A representative from PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Accounting Fees

     Aggregate fees for professional services rendered by our principal auditor, PwC, for the years ended December 31, 2008 and 2007 are as follows (1):

	Year Ended	Year Ended
	December 31,	December 31,
	2008	2007
Audit Fees	$179,000	$184,695
Audit Related Fees	60,000	—
Tax Fees	71,576	44,080
All Other Fees	—	—
Total	$310,576	$228,775
__________________

(1)	The aggregate amounts included in Audit Fees are classified by the related fiscal periods for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed during those fiscal periods.

Audit Fees

     The Audit Fees billed for the fiscal years ended December 31, 2008 and 2007, respectively, were for professional services rendered for the audits of our consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Q, implementation of FIN 48 in 2007 and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit Related Fees

     The Audit Related Fees billed during the fiscal year ended December 31, 2008 were for assurance and related services related to the review of the Company’s S-1 preliminary prospectus and related amendments.

Tax Fees

     The Tax Fees billed during the fiscal years ended December 31, 2008 and 2007, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refunds; and tax planning and tax advice, including assistance with and representation in tax audits and advice related to proposed transactions.

All Other Fees

     None.

     The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

     Pursuant to Section 202(a) of the Sarbanes-Oxley Act, the Audit Committee has adopted the following policies and procedures under which frequently utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

a)	Annual audit, quarterly review and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

b)	Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities or reviews of public filings by the SEC must be pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

c)	Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

d)	Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

e)	Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

     All of the 2008 services described under the captions “Audit Fees” and “Tax Fees” were approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

     In early 2007, we formalized the process by which we review and approve transactions in which we or one or more related persons participate. Although we have always had procedures in place, we strengthened our current procedures by adopting a written policy requiring that all related person transactions be reported to our Chief Financial Officer and approved or ratified by the Governance, Compensation, and Nominating Committee of the Board of Directors. In completing our review of proposed related person transactions, the Governance, Compensation, and Nominating Committee considers the aggregate value of the transaction, whether the transaction was undertaken in the ordinary course of business, the nature of the relationships involved, and whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

     We believe transactions among related parties are as fair to us as those obtainable from unaffiliated third parties.

     On September 18, 2008, MTI Micro entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”), Secured Convertible Promissory Note Agreements (the “Bridge Notes”), Security Agreement (the “Security Agreement”) and Warrant Agreements (the “Warrants”) with the Company and other accredited investors affiliated with Dr. Walter L. Robb, a member of the Company’s Board of Directors (“the Robb Affiliated Entities.”) (collectively, the “Bridge Documentation”). The Robb Affiliated Entities loaned $1,500,000 to MTI Micro. On February 20, 2009, MTI Micro amended the Bridge Documentation to permit MTI Micro to sell additional Bridge Notes and Warrants with an additional aggregate principal amount of up to $500,000 to the Robb Affiliated Entities, and to extend the maturity date from March 31, 2009 to May 31, 2009 (“Amendment No. 1”). The Robb Affiliated Entities loaned an additional $500,000 to MTI Micro under Amendment No. 1 on February 20, 2009. On April 15, 2009, MTI Micro further amended the Bridge Documentation to permit MTI Micro to sell up to an additional aggregate principal amount of $800,000 of Bridge Notes and Warrants to the Robb Affiliated Entities and a new investor, and to extend the maturity date from May 31, 2009 to March 31, 2010 (the “Maturity Date”) (“Amendment No. 2). MTI Micro will borrow $165,000 under Amendment No. 2, on or about April 28, 2009 from the Robb Affiliated Entities, bringing the aggregate outstanding principal amount borrowed from the Robb Affiliated Entities to $2,165,000.

     At present, the Company does not currently expect to advance future resources to fund MTI Micro’s operations. Instead, MTI Micro is currently seeking external equity or debt investments to finance its operations. In addition to funds raised by MTI Micro to date pursuant to the Bridge Documentation, as amended, MTI Micro will be required to raise additional funds through the issuance of its equity or debt, and/or explore other strategic alternatives including, but not limited to, the sale of assets and/or the company. If MTI Micro is unable to raise additional financing, it may be required to discontinue its business operations.

     The Bridge Notes have an interest rate of 10%, compounded annually. If MTI Micro’s next equity financing (the “Next Equity Financing”) raises at least $3,500,000 (including conversion of the Bridge Notes) and occurs before the Maturity Date, the outstanding principal and, at MTI Micro’s option, accrued interest shall be automatically converted into equity securities of MTI Micro (which are expected to be Series A Preferred Stock) issued in the Next Equity Financing at the price per share paid by investors in such Next Equity Financing.

     If the Next Equity Financing does not occur on or before the Maturity Date, all principal and (at MTI Micro’s option) accrued interest outstanding under the Bridge Notes shall be converted to equity securities of MTI Micro, based upon an MTI Micro valuation and on such terms to be agreed upon by MTI Micro and the holders of a majority in interest of the Bridge Notes within 30 days following the earlier to occur of (x) the Maturity Date or (y) the date upon which the aggregate principal amount under all the Bridge Notes equals or exceeds $3,500,000, which valuation and terms shall be negotiated in good faith by the parties (a “Negotiated Conversion”). If MTI Micro and holders of a majority in interest of the Bridge Notes cannot agree upon the valuation and terms of a Negotiated Conversion, and do not consummate such Negotiated Conversion within 30 days following the Maturity Date, then all principal and accrued interest outstanding under the Bridge Notes shall be due and payable upon demand by the holders at any time thereafter.

     In the event of a change of control of MTI Micro prior to the consummation of the Next Equity Financing, a negotiated conversion, or the repayment in full of all principal and accrued interest under the Bridge Notes, then all unpaid principal and accrued interest shall become immediately due and payable in the amount equal to 125% of the principal amount of the Bridge Notes and 100% of the accrued interest then outstanding within 30 days following the consummation of a change in control.

     The Robb Affiliated Entities also received Warrants to purchase securities issued in the Next Equity Financing or issued in a Negotiated Conversion, as applicable, having an aggregate exercise price equal to 10% of the principal amount of the outstanding Bridge Notes. The per share exercise price of the Warrants shall be the per share price at which securities are sold or issued in the Next Equity Financing or Negotiated Conversion, as applicable. The Warrants will be net-exercisable and will expire on the earlier of: (i) the fifth anniversary of the Warrant issue date; (ii) immediately prior to a change in control; (iii) 30 days following the Maturity Date if no Negotiated Conversion is consummated; or (iv) immediately prior to an initial public offering of MTI Micro.

     The Bridge Notes are secured by all of MTI Micro’s assets (including intellectual property), have a first priority security interest in all of MTI Micro’s assets (including intellectual property), and are senior to all other debts and obligations of MTI Micro in accordance with the provisions of a Security Agreement among MTI Micro and the Investors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of our Common Stock and other equity securities on a Form 3 and report of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during the most recent fiscal year and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who wish to communicate with the Board, or a particular Director, may send a letter to our Secretary at 431 New Karner Road, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

CODE OF ETHICS

     We have adopted a Code of Ethics for employees, officers and Directors. The Code of Ethics, as revised, was filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2005. A copy may be obtained at no charge by written request to the attention of our Secretary at 431 New Karner Road, Albany, New York 12205. A copy of the Code of Ethics is also available on our website at www.mechtech.com.

EXECUTIVE OFFICERS

     The executive officers of the registrant (all of whom serve at the pleasure of the Board), their ages, and the position or office held by each, are as follows:

Executive Officers	Age	Position or Office
Peng K. Lim	46	Chief Executive Officer
James K. Prueitt	51	Vice President of Engineering and Operations, MTI MicroFuel Cells Inc.

     Peng K. Lim has served as our Chief Executive Officer since December 2006 and, since May 2006, the President and Chief Executive Officer of MTI Micro. From July 2005 to April 2006, Mr. Lim served on numerous boards of private and public companies. From 2001 to 2005, Mr. Lim served as the President and Chief Executive Officer of Tapwave, Inc., a handheld and entertainment platform company. Mr. Lim served as Vice President, Worldwide Product Development of Palm, Inc., a handheld and wireless computer company, from April 1999 until May 2001. Mr. Lim served as Vice President of Engineering of Fujitsu Personal Systems, a pen-based and wireless computer company and a wholly-owned subsidiary of Fujitsu Limited, from June 1997 until March 1999. From July 1996 to June 1997, Mr. Lim was an Engineering Platform Director for Texas Instruments, a semiconductor company. Mr. Lim holds a B.S. and an M.S. in Electrical Engineering from University of Windsor (Ontario, Canada) and a Master of Engineering Management from Northwestern University. Mr. Lim is an alumnus of the Stanford Executive Program for Growing Companies at Stanford University.

     James K. Prueitt has served as Vice President of Engineering and Operations of MTI Micro since November 2007 and served as MTI Micro’s Senior Director of Engineering between April 2006 and November 2007. Mr. Prueitt manages research and development, purchasing, quality, operations and program management. Prior to joining our company, Mr. Prueitt spent 20 years at Polaroid Corporation where he served most recently as Divisional Vice President of Hardware and Software research and development. Mr. Prueitt also holds an M.B.A. from the University of West Florida and an M.S. in Mechanical Engineering from the University of Kentucky.

     Subject to any terms of any employment agreement with the Company (as further described in the Proxy Statement), each of the executive officers holds his respective office until the regular annual meeting of the Board following the Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Philosophy

     The primary objectives of our compensation policies are to attract, retain, motivate, develop, and reward our management team for executing our strategic business plan thereby enhancing stockholder value, while recognizing and rewarding individual and company performance. These compensation policies include (i) an overall management compensation program that is competitive with national and regional companies of similar size or within our industry; and (ii) long-term incentive compensation in the form of stock-based compensation that will encourage management to continue to focus on stockholder return. Our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial, and operational goals, including establishing and maintaining customer relationships, signing OEM agreements; meeting revenue targets and profit and expense targets; introducing new products; progressing products towards manufacturing; and improving operational efficiency.

     We believe that potential equity ownership in our company is important to provide executive officers with incentives to build value for our stockholders. We believe that equity awards provide executives with a strong link to our short- and long-term performance, while creating an ownership culture to maintain the alignment of interests between our executives and our stockholders. When implemented responsibly, we also believe these equity incentives can function as a powerful executive retention tool.

     Our Governance, Compensation and Nominating Committee, consisting entirely of independent directors, administers our compensation plans and policies, including the establishment of policies that govern base salary as well as short- and long-term incentives for our executive management team.

Summary of Cash and Other Compensation

     The following table sets forth the total compensation received for services rendered in all capacities to our company during the fiscal years ended December 31, 2007 and 2008 by our four “named executive officers,” namely Peng K. Lim, our Chief Executive Officer, and three of our other most highly compensated executive officers during fiscal 2008. One of our other three named executive officers, Cynthia A. Scheuer, was not serving as an executive officer of the Company at December 31, 2008.

SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	$	$	($)(1)	($)(2)	($)	($)(3)	($)
Peng K. Lim	2008	$300,000	$—	$—	$608,895	$175,000 (4)	$10,579	$1,094,474
Chief Executive Officer	2007	300,000	21,041 (5)	67,000	509,750	120,000 (6)	$10,769	1,028,560

James K. Prueitt,	2008	188,300		—	119,493	18,830 (8)	5,372	331,995
Vice President of	2007	184,975	—	—	54,645	—	46,909	286,529
Engineering and
Operations, MTI
MicroFuel Cells Inc.(7)

Former Officers

Cynthia A. Scheuer,	2008	209,032	—	—	26,019	—	56,823	291,874
Vice President, Chief	2007	210,000	—	—	92,485	10,500	8,400	321,385
Financial Office and
Secretary(9)

Robert J. Kot	2008	195,923	—	—	27,811	—	6,750	230,484
Vice President and
General Manager, MTI
Instruments, Inc.(10)
____________________

(1)	Valuations based upon the dollar amount of stock awards recognized by the Company for financial statement reporting purposes pursuant to FAS 123R. During 2007, Ms. Scheuer forfeited a 5,000 restricted stock grant that did not vest, which resulted in compensation expense recovery of $10,493.

(2)	Valuations based upon the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123R with respect to 2007 and 2008. The assumptions we use in calculating these amounts are discussed in Note 13 to the financial statements on the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009.

(3)	The following is a summary of the major categories included in ‘All Other Compensation:’

	2008 All Other Compensation
				Total -
	401(k)			All Other
	Matching	Severance	Other	Compensation
Peng K. Lim	$9,962	$—	$617	$10,579
Cynthia A. Scheuer	8,361	48,462	—	56,823
James K. Prueitt	5,372	—	—	5,372
Robert J. Kot	6,750	—	—	6,750

(4)	The Company has accrued for Mr. Lim, as of December 31, 2008, a $175,000 bonus related to successful completion of certain performance objectives established for 2008, of which $131,250 was paid in January 2009.

(5)	Mr. Lim received a $60,000 guaranteed bonus in 2007 at the conclusion of his first year of employment with the Company. The bonus amount for 2007 reflects the proportionate amount of his bonus accrued and then paid in 2007.

(6)	Mr. Lim received a $120,000 bonus related to his successful completion of performance objectives established for 2007.

(7)	Mr. Prueitt did not become a named executive officer until 2007.

(8)	The Company has accrued for Mr. Prueitt, as of December 31, 2008, an $18,830 bonus related to successful completion of certain performance objectives established for 2008, of which $14,123 was paid in January 2009.

(9)	Ms. Scheuer’s employment with the Company ended in September 2008.

(10)	Mr. Kot’s employment with the Company ended in January 2009.

Base Salary and Cash Incentives of the Chief Executive Officer

     Mr. Lim joined our company in May 2006 as President and Chief Executive Officer of MTI Micro at an annual salary of $300,000, and was promoted to our Chief Executive Officer in December 2006, receiving no base salary change. During our annual Chief Executive Officer compensation review in 2007, we engaged Radford to review the compensation package of our Chief Executive Officer based upon competitive market data. After consideration of the analysis and information provided by and the recommendations from Radford, we determined that no base salary adjustment was required for Mr. Lim during 2007. Mr. Lim’s base salary was not changed during 2008.

     Effective January 1, 2009, Mr. Lim’s base annual salary was increased to $350,000 with a cash incentive compensation bonus targeted at 50% of base salary as described in his employment agreement dated December 31, 2008. As part of Mr. Lim’s amended employment agreement, Mr. Lim’s salary was reduced by $8,333 per month (or 28.57%) for the months of January and February 2009. In consideration of Mr. Lim’s past services, the postponement of his last annual salary increase from his May anniversary date and his salary reduction in January and February 2009, Mr. Lim will also be paid on April 30, 2009 either (A) $50,000 of equity interests in (i) MTI Micro Series-A preferred stock based on the per share valuation paid by the investors in the Series-A financing, if the next MTI Micro preferred financing closes on or before March 31, 2009, or (ii) MTI Micro common stock based on a per share valuation agreed upon by MTI Micro and the majority of the MTI Micro bridge note holders, if the next preferred financing does not close on or before March 31, 2009; or (B) an MTI Micro secured demand note in the amount of $50,000, if the next preferred financing does not close on or before March 31, 2009 and the parties cannot agree on a valuation for MTI Micro common stock, or a change in control of MTI Micro occurs before April 30, 2009.

     On February 24, 2009, we entered into a letter agreement with Mr. Lim amending certain terms of Mr. Lim’s current employment agreement. In an effort to reduce our cash requirements, Mr. Lim agreed to extend the deferral of $8,333 (or 28.57%) of his base salary per month commencing March 1, 2009 through the earlier to occur of May 31, 2009 or the initial closing of a Series A Preferred Stock financing of MTI Micro. In consideration of this salary deferral, Mr. Lim will be paid for such deferred salary amounts in equity interests in MTI Micro Series A Preferred Stock or MTI Micro common stock, or such deferred amounts, less appropriate tax withholdings, shall be converted into a bridge note. In addition, Mr. Lim agreed to amend his December 2008 employment agreement and extend the term of our obligation to issue to Mr. Lim MTI Micro stock or a promissory note valued at $50,000, less applicable tax withholdings, in consideration for past services, his postponed annual salary increase, and his reduced salary for the months of January 2009 and February 2009, to May 31, 2009 in order to correspond with the extended maturity date of MTI Micro’s bridge notes.

     During 2008, Mr. Lim participated in an annual cash incentive compensation plan with a bonus targeted at 50% of base salary as described in his employment agreement. We have accrued for Mr. Lim, as of December 31, 2008, a $175,000 bonus related to successful completion of the following performance objectives established for 2008.

  Milestone 1: The delivery of a minimum of two (2) prototypes to the Original Equipment Manufacturers (OEMs) by December 31, 2008.

  Milestone 2: The completion $1.153 million of revenue in 2008 under the Department of Energy (DOE) contract (which expires in April 2009) by December 31, 2008.

     Mr. Lim is eligible for future bonus arrangements with a targeted annual payout of 50% of base salary payable based on years between anniversaries of his May 8, 2006 commencement date, with the first such bonus payable for the May 2009 to May 2010 period. Any future bonus compensation to Mr. Lim will be contingent solely upon the determination of the Governance, Compensation, and Nominating Committee that set objectives for Mr. Lim have been satisfied.

Base Salary and Cash Incentives of Other Named Executive Officers

     We evaluated other named executive officer base salaries during 2008 and maintained current base salary levels for all of our other named executive officers.

     On October 8, 2007, James Prueitt was promoted to Vice President of Engineering and Operations at MTI Micro. Mr. Prueitt had received a base salary increase from $175,000 to $188,300 during April 2007 when he was appointed the acting leader of engineering and operations. We believed that Mr. Prueitt’s total compensation package required a greater emphasis on equity participation in congruence with compensation packages offered by other early stage technology companies. Thus, Mr. Prueitt’s base salary was not changed at his promotion date and he received additional equity incentive awards.

     On February 24, 2009, we entered into a letter agreement with Mr. Prueitt amending certain terms of Mr. Prueitt’s current employment agreement dated December 31, 2008. In an effort to reduce our cash requirements, Mr. Prueitt agreed to defer 10% of his monthly base salary per month ($1,569.16 per month) commencing March 1, 2009 through the earlier to occur of May 31, 2009 or the initial closing of a Series A Preferred Stock financing of MTI Micro. In consideration of this salary deferral, Mr. Prueitt will be paid for such deferred salary amounts in equity interests in MTI Micro Series A Preferred Stock or MTI Micro common stock, or such deferred amounts, less appropriate tax withholdings, will be converted into bridge notes.

     During 2008, Mr. Prueitt participated in an annual cash incentive compensation plan with a bonus targeted at 10% of base salary as described in his employment agreement. We have accrued for Mr. Prueitt, as of December 31, 2008, an $18,830 bonus related to successful completion of certain performance objectives established for 2008.

     In addition to base salary compensation, we consider short-term cash incentives to be an important tool in motivating and rewarding near-term performance against established short-term goals. We do not utilize a specific formula, but executive management is eligible for cash awards contingent upon achievement of individual, financial, or company-wide performance criteria. The criteria are established to ensure that a reasonable portion of an executive’s total annual compensation is performance based.

     We believe that the higher an executive’s level of responsibility, the greater the portion of that executive’s total earnings potential should be tied to the achievement of critical technological, operational and financial goals. Our Chief Executive Officer generally is eligible for annual cash incentive awards of up to 50% of his base salary, with other named executive officer eligibility between 5% and 10% of base salary. We believe this strategy places the desired proportionate level of risk and reward on performance by the Chief Executive Officer and other named executive officers.

     While performance targets are established at levels that are intended to be achievable, we believe that we have structured these incentives so that maximum bonus payouts would require a substantial level of both individual and company performance.

Long-Term Equity Incentive Compensation

     Equity awards typically take the form of stock option and restricted stock grants. Authority to make equity awards to executive officers rests with our Governance, Compensation and Nominating Committee. In determining the size of awards for new or current executives, we consider the competitive market, strategic plan performance, contribution to future initiatives, benchmarking of comparative equity ownership for executives in comparable positions at similar companies, individual option history, and recommendations of our Chief Executive Officer and our Chairman.

     We generally base our criteria for performance-based equity awards on one or more of the following long-term measurements:

  procurement and maintenance of OEM alliance/strategic agreements;

  manufacturing readiness;

  financing targets;

  gross revenue and profit goals;

  operating expense improvements; and

  product launches, new product introductions or improvements to existing products or product-intent prototypes.

     These performance measurements support various initiatives identified by our Board of Directors as critical to our future success, and are either expressed as absolute in terms of success or failure, or will be measured in more qualitative terms.

     The timing of all equity awards for our Chief Executive Officer and our Chief Financial Officer in the past have generally coincided with either employment anniversary dates or the annual meeting dates. Other executive officer equity awards have occurred in conjunction with completion or assignment of objectives, promotions, commencement of employment, or coincide with our annual meeting date. We do not time option grants to our executives in coordination with the release of material non-public information, nor do we impose any equity ownership guidelines on our executives.

     The following table sets forth certain information regarding the options held and value of each such officer’s unexercised options as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

	Option Awards
	Number of	Number of
	Securities	Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying		Option	Option
	Options (#)	Options (#)		Unexercised Unearned		Exercise	Expiration
Name	Exercisable	Unexercisable		Options (#)		Price ($)	Date
Peng K. Lim	20,213	—		—		35.44	5/7/2013
	25,395	15,230	(1)	—		35.44	5/7/2013
	20,213	—		—		35.44	5/7/2013
	8,750	—		—		10.72	6/17/2014
	7,112	21,326	(2)	—		10.72	6/17/2014
	6,563	—		—		10.72	6/17/2014
	—	—		57,500	(3)	3.60	5/20/2015
	—	27,500	(4)	—		3.60	5/20/2015
	—	10,000	(5)	—		3.60	5/20/2015
	35,000	35,000	(6)	—		1.16	12/31/2015

James K. Prueitt	3,282	1,093	(7)	—		10.72	3/16/2014
	—	—		6,250	(8)	9.84	10/7/2014
	4,688	14,062	(9)	—		9.84	10/7/2014
	1,875	—		—		35.04	4/18/2016
	1,564	1,561	(10)	—		35.04	4/18/2016
	—	17,500	(11)	—		3.60	5/20/2015
	—	—		27,500	(12)	3.60	5/20/2015

Former Officers

Cynthia A. Scheuer (13)	2,500	—		—		23.00	2/12/09
	3,125	—		—		15.28	2/12/09
	10,000	—		—		49.36	2/12/09
	5,000	—		—		19.92	2/12/09
	1,667	—		—		22.40	2/21/09
	3,650	—		—		32.40	2/21/09
	4,425	—		—		10.72	2/21/09

Robert A. Kot	2,346	779	(14)	—		22.88	12/05/2015
	3,125	—		—		12.16	3/26/2014
	1,916	2,459	(15)	—		12.16	3/26/2014
____________________

(1)	The options vest at a rate of 6.25% per quarter, becoming fully exercisable on May 8, 2010.

(2)	The options vest at a rate of 25% at the first anniversary of the grant date and 6.25% on each quarterly anniversary thereafter, becoming fully exercisable on October 8, 2011 unless performance targets for accelerated vesting of this grant are achieved.

(3)	The options vest 100% only upon successful achievement of performance targets by December 31, 2009.

(4)	The options vest at a rate of 50% annually, becoming fully exercisable on May 21, 2010.

(5)	The options vest at a rate of 50% annually, becoming fully exercisable on May 21, 2010.

(6)	The options vested 50% immediately on the grant date, with the remaining options vesting quarterly over three years beginning March 31, 2009.

(7)	The options vested 50% immediately on the grant date, with the remaining options vesting at a rate of 25% annually, becoming fully exercisable on March 17, 2009.

(8)	The options vest 100% only upon successful achievement of performance targets by March 31, 2010.

(9)	The options vest at a rate of 25% at the first anniversary of the grants date and 6.25% on each quarterly anniversary thereafter, becoming fully exercisable on October 8, 2011 unless performance targets for accelerated vesting of this grant are achieved.

(10)	The options vest at a rate of 25% annually, becoming fully exercisable on April 19, 2010.

(11)	The options vest at a rate of 50% annually, becoming fully exercisable on May 21, 2010.

(12)	The options vest 100% only upon successful achievement of performance targets by December 31, 2009.

(13)	Ms. Scheuer’s employment with the Company ended in September 2008, and her outstanding options all expired unexercised in February 2009.

(14)	The options vest at a rate of 25% at the first anniversary of the grant, becoming fully exercisable on December 6, 2009. Mr. Kot’s employment with the Company ended in January 2009, and his outstanding options all expired unexercised in April 2009.

(15)	The options vest at a rate of 25% at the first anniversary of the grant date and 6.25% on each quarterly anniversary thereafter, becoming fully exercisable on March 27, 2010. Mr. Kot’s employment with the Company ended in January 2009, and his outstanding options all expired unexercised in April 2009.

Equity Awards to Officers

Equity Awards of the Chief Executive Officer

     During May 2008, we awarded Mr. Lim the following:

  options to purchase 57,500 shares of Common Stock that will vest upon attainment of our commercial shipment goal during 2009 and if such goal is not achieved by December 31, 2009, the options will be cancelled; and

  options to purchase 37,500 shares of Common Stock that vest at a rate of 50% annually with the first vesting event on May 21, 2009.

     During December 2008, we awarded Mr. Lim the following:

  options to purchase 70,000 shares of Common Stock that vested 50% on December 31, with the remaining options vesting quarterly over three years beginning March 31, 2009.

     All stock options awarded to Mr. Lim during 2008 have a seven-year term.

Equity Awards of Other Named Executive Officers

     During May 2008, we awarded Mr. Prueitt the following:

  options to purchase 17,500 shares of Common Stock that vest at a rate of 50% annually with the first vesting event on May 21, 2009; and

  options to purchase 27,500 shares of Common Stock that will vest upon attainment of our commercial shipment goal during 2009 and if such goal is not achieved by December 31, 2009, the options will be cancelled.

     The awards to Mr. Prueitt reflect his performance and our expectations of future performance and retention needs for early stage organizations where significant equity awards take the place of cash compensation.

     All 2008 option grants to Mr. Prueitt have a seven-year term.

MTI Equity Incentive Plans

     As of December 31, 2008, we have three equity compensation plans: 1) 1996 Stock Incentive Plan; 2) 1999 Employee Stock Incentive Plan; and 3) 2006 Equity Incentive Plan. The Governance, Compensation and Nominating Committee administers all equity compensation plans and has the authority to determine the terms and conditions of the awards granted under equity plans.

1996 Stock Incentive Plan

     The 1996 Stock Incentive Plan, or 1996 Plan, was approved by our stockholders during December 1996. Under the 1996 Plan, our Board of Directors was authorized to award stock options, stock appreciation rights, restricted stock, and other stock-based incentives to our officers, employees and others. As of December 31, 2008, there were 109,773 options outstanding under the 1996 Plan, of which 107,844 were exercisable with zero shares reserved for future grants.

1999 Employee Stock Incentive Plan

     The 1999 Employee Stock Incentive Plan, or 1999 Plan, was approved by our stockholders during March 1999. Under the 1999 Plan, our Board of Directors is authorized to award stock options and restricted stock to our officers, employees and others. The 1999 Plan expired on March 18, 2009. As of December 31, 2008, options to purchase 466,145 shares of our Common Stock were outstanding under the 1999 Plan, of which 364,447 were exercisable with zero shares reserved for future grants.

     Options issued under both the 1996 Plan and 1999 Plan terminate between seven and ten years after the date of grant. Stock option grants or restricted stock awards under these plans can be issued to vest immediately, vest over a certain period, vest based upon successful completion of a performance measure specified by our Governance, Compensation and Nominating Committee, or a prescribed combination of performance and time vesting (i.e. a time vesting option accelerated by achievement of a performance objective or a performance vesting option that will vest at a certain date in the future).

     The 1996 Plan and 1999 Plan provide that in the event of a change of control all unexercised and outstanding options and restricted stock shall become fully vested and exercisable as of the date of the change of control, provided the optionee is employed by us at the date of the change. This is commonly referred to as a single trigger acceleration of option vesting.

2006 Equity Incentive Plan

     The 2006 Equity Incentive Plan, or 2006 Plan, was approved by our stockholders during May 2006. Up to 2,000,000 shares of our Common Stock may be issued under the 2006 Plan to our employees, officers, directors, consultants and advisors. The number of shares which may be awarded under the 2006 Plan and awards outstanding have been adjusted for stock splits and other similar events. As of December 31, 2008, 204,422 options to purchase our Common Stock were outstanding under the 2006 Plan, of which 60,007 were exercisable with an additional 39,328 shares reserved for future grants.

     The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

     Our Governance, Compensation and Nominating Committee selects the recipients of awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of Common Stock subject to any stock appreciation rights, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for forfeiture, repurchase, issue price and repurchase price, if any.

     Upon a “Substantial Corporate Change,” as such term is defined in the 2006 Plan, the 2006 Plan and any unexercised or forfeitable awards will terminate unless either (i) an award agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding awards, or the substitution for such awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor. If an award would otherwise terminate under the preceding sentence, we will either provide that optionees or holders of stock appreciation rights or other exercisable awards will have the right, at such time before the completion of the transaction causing such termination as we reasonably designate, to exercise any unexercised portions of the options or stock appreciation rights or other exercisable awards, including portions of such awards not already exercisable, or for any awards including the foregoing, cause us, or agree to allow the successor, to cancel each award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the administrator) paid for our shares, under the transaction minus, for options and stock appreciation rights or other exercisable awards, the exercise price for the shares covered by such awards (and, for any awards, where we determine it is appropriate, any required tax withholdings), and with such allocation among cash, cash equivalents, and successor equity interests as we determine or approve.

Perquisites and Other Benefits

     Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits. In addition, we pay 100% of Mr. Lim’s group term life insurance premiums, representing an additional cost in 2008 of $617.

     We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly held technology companies.

Severance, Change in Control and Non-Compete Agreements

     Most of the our executive officers are entitled to receive severance payments equal to a specified number of months of base salary and benefits in the event their employment is terminated “without cause” or in Mr. Lim’s case, if he is terminated “without cause” or if he terminates his employment with us for “good reason.” Mr. Lim’s stock options are also subject to acceleration or a continuation of vesting should we terminate his employment without cause or if he terminates his employment with us for good reason.

     A change in control will accelerate the vesting of outstanding stock options issued under the 1996 and 1999 Stock Incentive Plans; however options outstanding under the 2006 Equity Plan will not automatically accelerate vesting unless provided in an employment agreement. See “Employment Agreements.”

     We believe these severance and change in control arrangements are reasonable and mitigate some of the risk that exists for executives working in small technology companies by maintaining employee engagement and encouraging retention in an environment with substantial challenges and changes. This is especially true considering each executive officer has signed a Non-Competition and Non-Solicitation Agreement limiting future opportunities in the event the executive’s employment is terminated for any reason. These agreements specify that the executive will not compete with our businesses for a period of one year following such termination.

Peng K. Lim

     Mr. Peng’s amended employment agreement also provides that if we terminate Mr. Lim’s employment without cause or if Mr. Lim terminates his employment for good reason he will receive 1) his accrued salary, business expenses, and earned bonus through the date of termination; 2) 100% of his regular base salary and target bonus (in monthly installments) for 12 months, and certain other benefits for one year from the date of termination; 3) the first year premium for converting his group life insurance coverage to an individual policy; and 4) continued vesting of his outstanding options at the rate described in the each respective option agreement (including the full acceleration of the vesting of the performance-based options) for one year from the date of termination, with continued exercisability for all vested options for five years following the period ending one year after the date of termination.

     If Mr. Lim’s employment is terminated for “cause,” Mr. Lim will receive his accrued salary, business expenses, and earned bonus through the date of termination. If Mr. Lim’s employment is terminated by reason of death or disability, in addition to these accrued entitlements, Mr. Lim will receive a pro-rata bonus, continuation of vesting of outstanding time-based options for one additional quarter, vesting of performance-based options as of the date of termination, and all vested options will remain exercisable for one year.

     For purposes of this agreement, “cause” means gross misconduct, gross negligence, theft, dishonesty, fraud, or gross dereliction of duties; or indictment on any felony charge or misdemeanor charge involving theft, moral turpitude; or a violation of the federal securities laws whether or not related to his conduct at work. “Good reason” means our failure to renew the agreement at substantially equivalent or greater salary and target bonus; a significant diminution of Mr. Lim’s job title, responsibilities or reporting relationship; or relocation of the job to a location outside a 50 mile radius of MTI Micro’s office location on the commencement date.

Other Named Executive Officers

     Our employment agreement with Mr. Prueitt provides that if we terminate Mr. Prueitt’s employment without cause, he will continue to receive his base salary and benefits for a four-month period

Potential Payments upon Termination

     The following table sets forth a breakdown of termination payments and the net realizable value of stock and stock options if the employment of any of our named executive officers had been terminated as of December 31, 2008. Severance payments are made either on a salary continuation basis paid over the severance period or on a lump sum basis payable upon a fixed date subsequent to termination of employment. The amounts for Ms. Scheuer and Mr. Kot reflect the actual amounts payable upon their respective terminations

					Intrinsic
					Value of
				Health & Life	Stock
			Guaranteed	Insurance	Options at
Name	Severance Term	Salary	Bonus	Continuation	Separation	Total
Peng K. Lim	One (1) year salary &	$350,000	$175,000	$12,964	$—	$537,964
	benefits

James K. Prueitt	Four (4) months	62,767	—	3,674	—	66,441
	salary & benefits

Former Officers

Cynthia A. Scheuer (1)	Six (6) months salary	152,477	—	4,014	—	156,491
	& benefits

Robert J. Kot (2)	Three (3) months	56,577	—	2,746	—	59,323
	salary & benefits
____________________

(1)	Ms. Scheuer’s employment with the Company ended in September 2008. Salary amount includes $47,477 unused paid time off.

(2)	Mr. Kot’s employment with the Company ended in January 2009. Salary amount includes $7,827 of unused paid time off.

Directors’ Compensation

     On April 20, 2007, our Board of Directors adopted a new compensation plan for non-management directors that eliminated the quarterly cash retainer compensation of $12,000 per year, after reducing it from $16,000 per year, on March 13, 2007. Beginning in 2007, non-employee directors annually receive the following: 1) options to purchase 50,000 shares of our Common Stock, 2) the Chairman of the Audit Committee, the Chairman of the Governance, Compensation and Nominating Committee and the Chairman of the Technical Committee of our MTI Micro subsidiary each receive additional options to purchase 7,500 shares of our Common Stock, and 3) members of the Audit Committee, the Governance, Compensation and Nominating Committee and the Technical Committee of our MTI Micro subsidiary each receive additional options to purchase 5,000 shares of our Common Stock. Future compensation will be issued on an annual basis thereafter on the third Monday of each March. These options are priced based on the closing price of our Common Stock on the date of grant, vest immediately and have a seven-year term. Each non-employee director is also reimbursed for reasonable travel and related expenses incurred on our behalf.

     On March 12, 2008, the Board of Directors approved the deferral of the issuance of all annual stock option compensation for the Company’s non-management directors until a later date in 2008. The Board of Directors determined in November 2008 to waive any compensation for the Company’s non-management directors for fiscal 2008.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

All
	Fees Earned or	Option	Other
Name	Paid in Cash ($)	Awards ($)	Compensation	Total ($)
Thomas J. Marusak (1)	—	—	—	—
E. Dennis O’Connor (2)	—	—	—	—
William P. Phelan (3)	—	—	—	—
Dr. Walter Robb (4)	—	—	—	—
____________________

(1)	As of December 31, 2008, Mr. Marusak had 16,147 options outstanding and exercisable.

(2)	As of December 31, 2008, Mr. O’Connor had 35,637 options outstanding and exercisable.

(3)	As of December 31, 2008, Mr. Phelan had 18,127 options outstanding and exercisable.

(4)	As of December 31, 2008, Dr. Robb had 35,232 options outstanding and exercisable.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 28, 2009 by each of our directors and named executive officers and all of our executive officers and directors as a group. We are not aware of any stockholders that beneficially own more than 5% of our Common Stock.

	Shares Beneficially Owned
		Percent of
Name and Address of Beneficial Owner (1)	Number (2)	Class
Executive Officers
Peng K. Lim (3)	172,373	3.5%
James K. Prueitt (4)	16,878	*

Former Executive Officers
Robert J. Kot (5)	10,786	*
Cynthia A. Scheuer (6)	—	—

Non-Employee Directors
Thomas J. Marusak (7)	17,022	*
E. Dennis O’Connor (8)	55,200	1.1%
William P. Phelan (9)	18,127	*
Dr. Walter L. Robb (10)	91,482	1.9%

All current directors and officers as a group (6 persons) (11)	371,082	7.3%
____________________

*	Less than 1%.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder. The address of all listed stockholders is c/o Mechanical Technology, Incorporated, 431 New Karner Road, Albany, New York 12205.

(2)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 28, 2009, through the exercise of any warrant, stock option or other right. The inclusion in this schedule of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person, which are exercisable within 60 days of February 28, 2009, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 4,771,658 shares of Common Stock outstanding as of February 28, 2009.

(3)	Includes 160,985 shares of Common Stock issuable upon exercise of stock options.

(4)	Includes 15,628 shares of Common Stock issuable upon exercise of stock options.

(5)	Includes 10,786 shares of Common Stock issuable upon exercise of stock options. Mr. Kot’s employment ended with the Company in January 2009.

(6)	Ms. Scheuer’s employment with the Company ended in September 2008.

(7)	Includes 16,147 shares of Common Stock issuable upon exercise of stock options.

(8)	Includes 35,637 shares of Common Stock issuable upon exercise of stock options.

(9)	Includes 18,127 shares of Common Stock issuable upon exercise of stock options.

(10)	Includes 35,232 shares of Common Stock issuable upon exercise of stock options.

(11)	Includes 281,756 shares of Common Stock issuable upon exercise of stock options.

ANNUAL REPORT TO STOCKHOLDERS

     Our Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, will be promptly delivered to any stockholder upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 431 New Karner Road, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 533-2200.

STOCKHOLDER PROPOSALS

     We did not receive any stockholder proposals for inclusion in this Proxy Statement.

     In order to be included in proxy material for the 2010 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our offices, 431 New Karner Road, Albany, New York 12205 on or before December 29, 2009. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

     If the Company does not receive notice of a proposal to be presented at the 2010 Annual Meeting of Stockholders on or before March 27, 2010, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

     We do not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

By Order of the Board of Directors,

/s/ PENG.K. LIM
Peng K. Lim
Chief Executive Officer

Albany, New York
April 28, 2009

Appendix A – Proxy Card

ANNUAL MEETING OF STOCKHOLDERS OF

MECHANICAL TECHNOLOGY, INCORPORATED

June 18, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15895

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

The Board of Directors recommends a vote FOR the following proposal:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTOR:

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PERSONS NAMED AS PROXIES, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, CONTAINED IN THIS PROXY STATEMENT.

NOMINEE FOR THREE YEAR TERM:
☐	FOR THE NOMINEE	William P. Phelan

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2009 ANNUAL MEETING OF STOCKHOLDERS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

The undersigned hereby appoints Mr. Peng K. Lim and Mr. Rick Jones, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Stockholders of Mechanical Technology, Incorporated, to be held at our corporate headquarters located at 431 New Karner Road, Albany, New York 12205 at 10:00 a.m., local time, on Thursday, June 18, 2009, or any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)